EXHIBIT 12

                  COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                                For Year Ended December 31, 1995

                                  (Dollar Amounts in Thousands)



                                                       West Penn Power Company

Earnings:
       Net Income                                                  $117,879
       Fixed charges (see below)                                     69,520
       Income taxes                                                  61,636

       Total earnings                                              $249,035


Fixed Charges:
       Interest on long-term debt                                  $ 64,571
       Other interest                                                 3,331
       Estimated interest
         component of rentals                                         1,618

       Total fixed charges                                         $ 69,520


Ratio of Earnings to
  Fixed Charges                                                        3.58